Exhibit 99.2
INDEX TO FINANCIAL STATEMENTS
ADS MB CORPORATION
CONTENTS

Page

REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM	2
FINANCIAL STATEMENTS
Statement of Operations	3
Balance Sheet	4
Statement of Cash Flows	5
Notes to Financial Statements	6-11

REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
To the Board of Directors
ADS MB Corporation
Dallas, Texas
We have audited the accompanying balance sheet of ADS Mail Box Corporation (the “Company”) (a wholly owned subsidiary of Alliance Data Systems Corporation) as of September 30, 2007, and the related statements of operations and cash flows for the nine months then ended. These financial statements are the responsibility of the Company’s management. Our responsibility is to express an opinion on these financial statements based on our audit.
We conducted our audit in accordance with the standards of the Public Company Accounting Oversight Board (United States). Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. The Company is not required to have, nor were we engaged to perform, an audit of its internal control over financial reporting. Our audit included consideration of internal control over financial reporting as a basis for designing audit procedures that are appropriate in the circumstances, but not for the purpose of expressing an opinion on the effectiveness of the Company’s internal control over financial reporting. Accordingly, we express no such opinion. An audit also includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements, assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audit provides a reasonable basis for our opinion.
In our opinion, such financial statements present fairly, in all material respects, the financial position of ADS Mail Box Corporation at September 30, 2007, and the results of its operations and its cash flows for the nine months then ended in conformity with accounting principles generally accepted in the United States of America.
/s/ Deloitte & Touche, LLP
April 16, 2008

ADS MB CORPORATION
STATEMENT OF OPERATIONS
FOR THE NINE MONTHS ENDED SEPTEMBER 30, 2007
(Dollars in thousands)

Revenue	$31,465
Operating expenses:
Cost of operations (exclusive of depreciation and amortization disclosed separately below)	(24,862)
Selling, general and administrative	(13,223)
Depreciation and amortization	(3,017)

(41,102)

Operating loss	(9,637)
Interest expense	(229)

Net loss	$(9,866)

See Accompanying Notes to Financial Statements

ADS MB CORPORATION
BALANCE SHEET
AS OF SEPTEMBER 30, 2007
(Dollars in thousands)

ASSETS
Current assets:
Cash and cash equivalents	$—
Accounts receivable, less allowances for doubtful accounts of $224	6,989
Inventories	3,325
Prepaid expenses and other current assets	8,039

Total current assets	18,353
Property and equipment at cost, less accumulated depreciation of $17,142	12,594
Other noncurrent assets	330

Total assets	$31,277

LIABILITIES AND STOCKHOLDER’S EQUITY (DEFICIT)
Current liabilities:
Capital lease obligations	$1,360
Accrued expenses and other obligations	5,585

Total current liabilities	6,945
Other liabilities:
Advances from Parent Company	48,117
Capital lease obligations — net of current portion	4,639

Total liabilities	59,701

Commitments and contingencies (Note 5)
Stockholder’s equity:
Common stock $.01 par value — 1,000 shares authorized, issued and outstanding	—
Additional paid-in capital	33,100
Accumulated deficit	(61,524)

Total stockholder’s equity (deficit)	(28,424)

Total liabilities and stockholder’s equity (deficit)	$31,277

See Accompanying Notes to Financial Statements

ADS MB CORPORATION
STATEMENT OF CASH FLOWS
FOR THE NINE MONTHS ENDED SEPTEMBER 30, 2007
(Dollars in thousands)

Cash flows from operating activities:
Net loss	$(9,866)
Adjustments to reconcile net loss to net cash used in operating activities:
Depreciation and amortization	3,017
Stock-based compensation	561
Other	14
Changes in operating assets and liabilities:
Accounts receivable	5,995
Inventories	284
Prepaid expenses and other current assets	(1,525)
Accrued expenses and other obligations	33

Net cash used in operating activities	(1,487)

Cash flows from investing activities:
Purchase of property and equipment	(1,314)

Net cash used in investing activities	(1,314)

Cash flows from financing activities:
Net contributions in excess of cash swept by parent	4,109
Cash overdraft	(592)
Payment of capital lease obligations	(767)

Net cash provided by financing activities	2,750

Net decrease in cash and cash equivalents	(51)
Cash and cash equivalents — Beginning of period	51

Cash and cash equivalents — End of period	$—

Supplemental Cash Flow Information:
Cash paid for interest	$229

Non-cash investing activities:
Assets acquired under capital leases	$3,121

See Accompanying Notes to Financial Statements

ADS MB CORPORATION
NOTES TO FINANCIAL STATEMENTS
(Dollars in thousands, except where noted)
Note 1 — Nature of Operations and Summary of Significant Accounting Policies
     Nature of Operations
     ADS MB Corporation (“Alliance Data Mail Services” or the “Company”) is a Delaware corporation organized in 2001 and was a wholly-owned subsidiary of Alliance Data Systems Corporation (“Parent” or “Parent Company”) until November 7, 2007 (see Note 9). Common stock at September 30, 2007 consists of $0.01 par value — 1,000 shares authorized, issued and outstanding.
     Alliance Data Mail Services provides personalized customer communications and intelligent inserting and commingling capabilities to its clients in the financial services, healthcare, retail and utilities industries, as well as government. Alliance Data Mail Services also provides clients with advanced technology tools that enable the monitoring of a project’s status and reporting in real-time.
     The Company was formed in 2001 together with an asset acquisition by its Parent Company of a related business.
     Historically, the Company has not prepared separate financial statements in accordance with accounting principles generally accepted in the United States of America (“GAAP”) in the ordinary course of operations. However, these financial statements were prepared in accordance with GAAP, and have been derived from the consolidated financial statements and accounting records of the Parent Company. The accompanying financial statements are intended to reflect the assets, liabilities, revenue and expenses of the Company as if it were a separate entity.
     Revenue Recognition
     Revenue is recognized in accordance with Securities and Exchange Commission Staff Accounting Bulletin No. 104, “Revenue Recognition,” which requires that (i) persuasive evidence of an arrangement exists, (ii) delivery has occurred or services have been rendered, (iii) the sales price is fixed or determinable, and (iv) collectability is reasonably assured. Alliance Data Mail Services recognizes revenue when services are provided. Substantially all revenue is derived from products and services provided under contracts with customers.
     The Company records an allowance for doubtful accounts based on its estimates derived from historical experience. The allowance is made up of specific reserves, as deemed necessary on client account balances, and a reserve based upon historical experience. The Company records revenue for completed but unbilled work when the services have been provided. The amount of unbilled revenue included in the accompanying financial statements as of September 30, 2007 is $2,219.
     Cash and Cash Equivalents
     The Company participates in a cash concentration program with its Parent. Substantially all cash generated by operations is swept out of the Company’s bank accounts by the Parent on a daily basis. Cash disbursement accounts are maintained by the Parent on behalf of the Company and are funded as checks and wires clear the disbursement bank accounts. The Company had book overdrafts of $680, which are included in accrued expenses as of September 30, 2007. The Company is dependent on funding from the Parent Company. To the extent the Company has book or bank overdrafts they are funded by the Parent Company.
     Inventories
     Raw materials inventories consist primarily of paper, ink and related products and are valued at the lower of cost or market. Cost of work-in-process is determined by using purchased cost (first-in, first-out method) for materials and standard costs for labor, which approximate actual costs.
     Property and Equipment
     Property and equipment are carried at cost. Maintenance and repairs are expensed as incurred. Depreciation for financial statement purposes is provided on the straight-line method over the estimated useful lives of the assets.

     Employees, Payroll and Benefits
     The Company has no employees. The Company leases employees from the Parent and is charged the cost of payroll and benefits based on prevailing rates and costs of benefits provided under various Parent sponsored benefit plans described in Note 7.
     Income Taxes
     The Company is included in a consolidated federal income tax filing of the Parent and participates in a tax sharing agreement with the Parent. The Company determines its income tax provision on a stand-alone basis for purposes of these financial statements. Accordingly, the Company uses the asset and liability method to account for income taxes. Under this method, deferred income taxes reflect tax carryforwards and the net tax effects of temporary differences between the carrying amount of assets and liabilities for financial statement and income tax purposes, as determined under enacted tax laws and rates. The Company also evaluates the realizability of its carryforwards and deferred tax assets and provides an allowance for any portion not deemed to be more likely than not of recovery.
     Use of Estimates
     The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenue and expenses during the period. Actual results can differ from those estimates.
     Recent Accounting Pronouncements
     In February 2007, the Financial Accounting Standards Board (“FASB”) issued Statement of Financial Accounting Standards (“SFAS”) No. 159 “The Fair Value Option for Financial Assets and Financial Liabilities” (“SFAS 159”). SFAS 159 permits entities to choose to measure many financial instruments and certain other items at fair value that currently are not required to be measured at fair value. This Statement is effective no later than fiscal years beginning on or after November 15, 2007. The Company does not anticipate that this statement will have a significant impact on its financial statements or results of operations.
     In September 2006, the FASB issued SFAS No. 157, “Fair Value Measurements” (“SFAS 157”). SFAS 157 provides guidance for using fair value to measure assets and liabilities. Under SFAS 157, fair value refers to the price that would be received to sell an asset or paid to transfer a liability in an orderly transaction between market participants in the market in which the reporting entity transacts. SFAS 157 establishes a fair value hierarchy that prioritizes the information used to develop the assumptions that market participants would use when pricing the asset or liability. The fair value hierarchy gives the highest priority to quoted prices in active markets and the lowest priority to unobservable data. In addition, SFAS 157 requires that fair value measurements be separately disclosed by level within the fair value hierarchy. SFAS 157 does not require new fair value measurements and is effective for financial statements issued for fiscal years beginning after November 15, 2007 and interim periods within those fiscal years. The Company does not anticipate that this statement will have a significant impact on its financial statements or results of operations.
     In July 2006, the FASB issued FASB Interpretation No. 48, “Accounting for Uncertainty in Income Taxes — an interpretation of FASB Statement No. 109” (“FIN 48”). The purpose of FIN 48 is to clarify the accounting and disclosure for uncertain tax positions in an enterprise’s financial statements. According to FIN 48, tax positions must meet a more-likely-than-not recognition threshold at the effective date to be recognized upon its adoption and in subsequent periods. The Company adopted FIN 48 in January 2007; the adoption of FIN 48 did not result in any changes for income taxes for the Company.
Note 2 — Property and Equipment, Net
     The following table summarizes the components of property and equipment as of September 30, 2007:

Machinery and equipment	$23,011
Computer equipment and software	2,818
Furniture and fixtures	125
Leasehold improvements	3,685

Construction in progress	97

29,736
Less accumulated depreciation	(17,142)

Net	$12,594

Estimated lives used in the calculation of depreciation for financial statement purposes are:

Machinery and equipment	2-5 years
Computer equipment and software	2-5 years
Furniture and fixtures	2-10 years
Leasehold improvements	Shorter of useful life or term of lease
     Included in the cost of property and equipment as of September 30, 2007 are capitalized leases amounting to $8,296.
     Depreciation and amortization expense was $3,017 for the nine months ended September 30, 2007, and includes amortization of capitalized leases. Amortization expense related to capitalized software in accordance with Statement of Position No. 98-1, “Accounting for the Costs of Computer Software Developed or Obtained for Internal Use” amounted to $28 for the nine months ended September 30, 2007.
Note 3 — Inventories
     Inventories as of September 30, 2007 consist of the following:

Raw materials	$3,243
Work-in-process	82

$3,325

Note 4 — Income Taxes
The Company is included in the consolidated federal income tax return of its Parent and also is party to a tax sharing agreement with its Parent. Under the agreement, the Company’s income tax liability is computed on a separate company basis, as if a stand-alone income tax return is filed by each legal entity. There is no reimbursement for net operating losses used in consolidation by the Parent. The Company recognized an income tax benefit for the nine months ended September 30, 2007 before an allowance of $3,429. An allowance for the full amount of the benefit was recognized since it is more likely than not that the Company would not be able to recover the tax benefit on a stand-alone tax filing basis.
     The benefit for income taxes for the nine months ended September 30, 2007 is summarized as follows:

Current:
U.S. federal	$(4,085)
State	23
Deferred:
U.S. federal	633

Total income tax benefit before valuation allowance	(3,429)
Valuation allowance	3,429

Total income tax benefit	$—

The following table reconciles income tax benefit based upon the U.S. federal statutory tax rate to the Company’s actual income tax benefit for the nine months ended September 30, 2007.

Income tax benefit based upon U.S. statutory tax rate	$(3,453)
State taxes	23
Permanent differences, primarily non-deductible meals and entertainment expenses	1

Total income tax benefit before valuation allowance	(3,429)
Valuation allowance	3,429

Total income tax benefit	$—

     Deferred income taxes reflect the net tax effects of temporary differences between the carrying amounts of assets and liabilities for financial reporting purposes and the amounts used for income tax purposes, as well as the expected benefits of utilization of net operating loss carryforwards and tax credit carryforwards. As of September 30, 2007, the Company had a net deferred tax asset of $18,417 before a valuation allowance for the full amount. In assessing the realization of deferred tax assets and carryforwards, management considers whether it is more likely than not that the deferred tax assets will be realized. The ultimate realization of deferred tax assets is dependent upon the generation of future taxable income during the periods in which those temporary differences become deductible or the net operating losses can be utilized. Management also considers the scheduled reversal of deferred tax liabilities and the current net operating losses and projected future taxable income in making this assessment. Based upon the scheduled reversal of deferred tax liabilities, management believes it is more likely than not that the Company will not realize the benefits of its net deferred tax assets and carryforwards and has recorded a full valuation allowance of the net deferred tax assets.
     Significant components of the Company’s deferred tax assets and liabilities at September 30, 2007 are as follows:

Deferred tax assets:
Operating loss carry-forwards	$18,548
Property and equipment	35
Intangible assets	930
Other, net	1,933

Gross deferred tax assets	21,446

Deferred tax liabilities:
Deductible goodwill	(3,029)

Gross deferred tax liabilities	18,417

Deferred tax asset valuation allowance	(18,417)

Net deferred tax balance	$—

     The Company has, as of September 30, 2007, approximately $18.5 million of pro forma net operating losses (as if the Company was a stand-alone entity). The Company’s federal net operating losses were utilized by the Parent Company in accordance with the tax sharing agreement. There were no income taxes paid by the Company for the nine months ended September 30, 2007.
     In July 2006, the Financial Accounting Standards Board (“FASB”) issued FASB Interpretation No. 48, “Accounting for Uncertainty in Income Taxes — an interpretation of FASB Statement No. 109” (“FIN 48”). The purpose of FIN 48 is to clarify the accounting and disclosure for uncertain tax positions in an enterprise’s financial statements. According to FIN 48, tax positions must meet a more likely than not recognition threshold at the effective date to be recognized upon its adoption and in subsequent periods. The Company adopted FIN 48 in January 2007; the adoption of FIN 48 did not result in any changes for income taxes for the Company. The Company has no uncertain tax positions as of September 30, 2007.
Note 5 — Commitments and Contingencies
     Lease commitments
     The Company occupies premises and utilizes equipment under noncancellable leases which are classified as operating and capital leases and expire at various dates through 2011. Many of the leases provide for the payment of certain expenses and contain renewal and purchase options. The Company also utilizes leased space of an affiliate for a major part of its operations.
     Leased assets covered under capital leases are included as part of “Property and Equipment” in the balance sheet as of September 30, 2007. The outstanding principal balance of capital lease obligations amounted to $6,002 as of September 30, 2007.
     Rent expense relating to premises and equipment covered under operating leases amounted to $1,999 for the nine months ended September 30, 2007. The minimum annual commitments under non-cancelable operating and capital leases are summarized as follows:

	Operating	Capital
	Leases	Leases
Remainder of 2007	$170	$435
2008	323	1,739

	Operating	Capital
	Leases	Leases
2009	139	1,739
2010	11	1,724
2011	—	970
Thereafter	—	308

Total minimum lease payments	$643	$6,915
Less: amount representing interest	—	916

Total	$643	$5,999

     The average interest rate on the capital leases was 8% in 2007.
     The outstanding balance of all capital lease obligations was paid by the Parent Company in October 2007.
     Legal Proceedings
     The Company is involved in certain litigation in the ordinary course of business and believes that the various asserted claims and litigation would not materially affect its financial position, operating results or cash flows. The Parent provides legal services to the Company under an administrative arrangement.
Note 6 — Related Party Transactions
     The Company is dependent on funding by the Parent Company for general corporate expenses, working capital and capital expenditures. The net balance of funding received of $48,117 as of September 30, 2007 is included in Advances from Parent Company in the accompanying balance sheet.
     The Company receives various corporate services from its Parent Company, consisting of certain administrative and finance functions including legal, treasury and information technology services. In recognition of these shared services, the Company was charged $1,634 for the nine months ended September 30, 2007.
     In addition, the Company leases employees from the Parent Company and is charged the cost of payroll and benefits based on prevailing rates and costs of benefits provided under various Parent sponsored benefit plans. The total amount charged to the Company for the nine months ended September 30, 2007 related to the leased employees was $17,415. These amounts are reflected as operating expenses in the accompanying statement of operations.
     Included in revenue in the accompanying statement of operations for the nine months ended September 30, 2007 is $2,775, related to amounts charged to the Parent Company in exchange for services provided by the Company. The amount is based on an estimate of prevailing charges for similar services provided to unrelated parties.
Note 7 — Employee Benefit Plans
     The Company participates in various benefit plans that are provided by the Parent Company. These benefit plans consist of medical, dental, life insurance and disability coverage. In addition, the Parent Company has an employee stock purchase plan and a 401(k) retirement plan. In recognition of the participation in these benefit plans; the Company was charged $2,721 for the nine months ended September 30, 2007.
     In addition, the Company participates in the Parent Company’s Stock Compensation Plans. The Company was charged $561 for the nine months ended September 30, 2007 related to compensation expense associated with grants of stock options and restricted stock to the leased employees of the Company. The compensation expense was calculated by the Parent Company in accordance with SFAS No. 123 (revised 2004), “Accounting for Stock —Based Compensation.”
Note 8 — Major Customers
     Revenue generated from three primary customers accounted for approximately 59% of the total revenue for the nine months ended September 30, 2007. These customers individually accounted for approximately 32%, 15% and 12%, respectively, of the total revenue for the nine months ended September 30, 2007. In addition, these customers accounted for approximately 66% of the total accounts receivable balance outstanding as of September 30, 2007. The first and third largest customers have contractual agreements with the Company that expire in 2014 and 2016, respectively. Both contracts are subject to annual minimum purchase commitments.
     In November 2007, the Company’s second largest customer terminated its service contract with the Company.
Note 9 — Subsequent Event
     On November 7, 2007, the Company was sold to Bowne & Co., Inc. for $3,000 in cash, plus the purchase of working capital for $9,347, for total consideration of $12,347. The balance of the purchased working capital is preliminary and is pending finalization. The Company estimates that the final working capital calculation could result in a reduction of the purchase consideration in the range of approximately $2.0 million to $4.0 million. In connection with the sale, the Company entered into a transition services agreement with the Parent Company for, among other things, payroll, facilities and administrative support services. Effective November 13, 2007, the Company changed its name to Bowne MB Corporation.
     Prior to, or concurrent with the closing, the following occurred: (i) all grants of stock options to the leased employees of the Company became immediately vested as of the date of the sale in accordance with the change of control provisions of the stock option agreements, and (ii) all net intercompany liabilities of the Company to the Parent were effectively converted to equity.
     The accompanying financial statements do not reflect any adjustments to the carrying value of assets or liabilities from the application of purchase accounting after November 7, 2007 relating to this transaction.